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                                  EXHIBIT 23(i)

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We have issued our report dated February 5, 2004, accompanying the consolidated financial statements of Camco Financial Corporation for the year ended December 31, 2003, which are incorporated by referenced in the Registration Statement on Form S-4 of Camco Financial Corporation to be filed with the Securities and Exchange Commission on or about June 7, 2004. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement and Prospectus and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Cincinnati, Ohio
June 3, 2004

                                     II-29